Exhibit 99.1

Orbital Energy Group Reports Second Quarter 2021
Financial Results

Total Backlog Increased to $295 Million, Up 630% since Year End

Acquired Gibson Technical Services as Telecommunications Platform

HOUSTON, August 16, 2021 -- Orbital Energy Group, Inc. (Nasdaq: OEG) (“Orbital Energy” or the “Company”) today reported unaudited financial results for the three and six months ended June 30, 2021.

Financial and Operating Highlights:

●	Reported total revenues of $16.3 million for the second quarter of 2021, a 110% increase compared to $7.8 million for the second quarter of 2020;

●

Gross loss was $1.2 million for the second quarter of 2021, compared to gross profit of $1.0 million for the second quarter of 2020, the decrease was attributable to ramp-up costs associated with onboarding additional equipment, supplies and personnel to meet future requirements to fulfill backlog and the absence of sizable projects during the period for Orbital Solar Services;

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The Company expects margins to improve substantially during the course of 2021 as Orbital Telecom Services contributes more revenues, Orbital Power Services continues to gain efficiencies and increase revenues, and several large Orbital Solar Services projects begin;

●

Operating loss was $18.3 million for the second quarter of 2021, compared to $7.2 million for the comparable 2020 period, mainly due to the items previously mentioned, ongoing operating costs as well as costs for vesting equity compensation and costs related to the acquisition of Gibson Technical Services, Inc. (“GTS”);

●	As of June 30, 2021, the Company held cash and cash equivalents of $9.6 million and restricted cash of $1.2 million;

●	Total backlog increased to $294.9 million at June 30, 2021, up from $40.4 million at December 31, 2020, reflecting backlog growth across all operating segments;

●	Completed the acquisition of 100% of Gibson Technical Service, Inc., an Atlanta-based telecommunications company providing diversified telecommunications services nationally since 1990; and

●	Subsequent to quarter end, announced the synergistic tuck-in acquisition of IMMCO, Inc. a privately-owned full-service telecom engineering and network design company.

Commentary

“Early in the quarter, we established a strong foothold in the telecommunications industry with the platform acquisition of Gibson Technical Services,” said Jim O'Neil, vice chairman and CEO of Orbital Energy Group. “Since that time, we’ve been awarded substantial telecommunications projects while experiencing significant expansion at Orbital Power Services. In addition, Orbital Solar was awarded its first large utility scale solar project. Further, we recently announced the tuck-in acquisition of IMMCO and another sizeable utility scale solar project award. These accomplishments will drive our continued evolution into a full-service infrastructure services platform. Our significant growth in backlog is a leading indicator that Orbital Energy Group is on a path to profitability. Going forward, we will continue to pursue synergistic strategic acquisitions that will generate strong organic growth. Through this strategy, we expect to build greater value for our shareholders and are on a trajectory to achieve profitable, long-term growth.”

Conference Call

Management will host a conference call today, August 16, 2021 at 8:30 AM ET to discuss these results as well as recent corporate developments. After management's opening remarks, there will be a question-and-answer period. To access the call, please dial (888) 734-0328 or (678) 894-3054 and provide conference ID 8195529. A live webcast of the conference call and accompanying slide presentation can be accessed via the Investor Relations/Events & Presentations section of the Orbital Energy website (www.orbitalenergygroup.com).

For those unable to attend the live call, a telephonic replay will be available until September 1, 2021. To access the replay of the call dial (855) 859-2056 or (404) 537-3406 and provide conference ID 8195529. An archived copy of the webcast and slide presentation will also be available via the link provided above.

About Orbital Energy Group

Orbital Energy Group, Inc. [Nasdaq: OEG] is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy's group of businesses includes Orbital Power Services, Orbital Solar Services, Orbital Telecom Services and Orbital Gas Systems.

Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities and midstream markets.

Orbital Solar Services provides engineering, procurement and construction ("EPC") expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market.

Orbital Telecom Services, operating as Gibson Technical Services, has nationwide locations equipped to effectively support multi-vendor OEM technology environments and outside plant construction operations on an as-needed basis with specialized services in broadband, wireless, outside plant and building technologies, including healthcare.

Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems.

As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors and global community.

For more information please visit: www.orbitalenergygroup.com

Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information regarding these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.

Investor Relations:
KCSA Strategic Communications
David Hanover
T: 212-896-1220
orbital@kcsa.com

Orbital Energy Group, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2021	2020

Assets:
Current Assets:
Cash and cash equivalents	$9,626	$3,046
Restricted cash - current	154	452
Trade accounts receivable, net of allowance of $1,205 and $1,227 at June 30, 2021 and December 31, 2020, respectively	12,445	8,487
Inventories	1,722	1,123
Contract assets	6,979	7,860
Note receivable, current portion	44	44
Prepaid expenses and other current assets	4,073	3,786
Total current assets	35,043	24,798

Property and equipment, less accumulated depreciation of $3,135 and $2,158 at June 30, 2021 and December 31, 2020, respectively	14,306	6,395
Investment	1,063	1,063
Right of use assets - Operating leases	13,434	7,054
Right of use assets - Financing leases	4,453	—
Goodwill	19,275	7,006
Other intangible assets, net	35,780	13,697
Restricted cash	1,026	1,026
Note receivable	3,129	3,602
Deposits and other assets	605	1,404
Total assets	$128,114	$66,045

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$5,796	$9,913
Notes payable, current	23,956	12,246
Line of credit	—	441
Operating lease obligations - current portion	3,748	1,784
Financing lease obligations - current portion	1,505	1
Accrued expenses	7,805	5,881
Contract liabilities	4,137	6,810
Total current liabilities	46,947	37,076
Notes payable, less current portion	9,409	5,056
Operating lease obligations, less current portion	9,628	5,211
Financing lease obligations, less current portion	2,976	—
Contingent consideration	720	720
Other long-term liabilities	103	835
Total liabilities	69,783	48,898

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at June 30, 2021 or December 31, 2020	—	—
Common stock, par value $0.001; 325,000,000 shares authorized; 54,051,567 shares issued and 53,698,504 shares outstanding at June 30, 2021 and 31,029,642 shares issued and 30,676,579 shares outstanding at December 31, 2020	54	31
Additional paid-in capital	238,956	171,616
Treasury stock at cost; 353,063 shares held at June 30, 2021 and December 31, 2020	(413)	(413)
Accumulated deficit	(175,846)	(149,681)
Accumulated other comprehensive loss	(4,420)	(4,406)
Total stockholders' equity	58,331	17,147
Total liabilities and stockholders' equity	$128,114	$66,045

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months		For the Six Months
(in thousands, except share and per share amounts)	Ended June 30,		Ended June 30,
	2021	2020	2021	2020

Revenues	$16,308	$7,775	$25,799	$13,463

Cost of revenues	17,472	6,731	28,269	11,860

Gross profit (loss)	(1,164)	1,044	(2,470)	1,603

Operating expenses:
Selling, general and administrative expense	15,695	6,787	30,155	13,979
Depreciation and amortization	1,415	1,424	2,930	1,831
Research and development	—	28	1	45
(Recovery) provision for bad debt	(3)	2	(22)	8
Other operating (income) expense	(9)	—	(9)	—

Total operating expenses	17,098	8,241	33,055	15,863

Loss from operations	(18,262)	(7,197)	(35,525)	(14,260)

Other (expense) income	2,193	234	2,255	(798)
Interest expense	(1,096)	(125)	(1,832)	(136)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(17,165)	(7,088)	(35,102)	(15,194)
Net loss of affiliate	—	(4,360)	—	(4,806)
Loss from continuing operations before taxes	(17,165)	(11,448)	(35,102)	(20,000)

Income tax benefit	(8,952)	(1,550)	(8,937)	(3,150)

Loss from continuing operations, net of income taxes	(8,213)	(9,898)	(26,165)	(16,850)

Discontinued operations
Income from operations of discontinued power and electromechanical businesses	—	595	—	109
Income tax expense (benefit)	—	22	—	(35)
Income from discontinued operations, net of income taxes	—	573	—	144

Net loss	$(8,213)	$(9,325)	$(26,165)	$(16,706)

Basic and diluted weighted average common shares outstanding	51,838,830	30,424,896	48,221,943	29,422,813

Loss from continuing operations per common share - basic and diluted	$(0.16)	$(0.33)	$(0.54)	$(0.57)

Income from discontinued operations - basic and diluted	—	0.02	—	—

Loss per common share - basic and diluted	$(0.16)	$(0.31)	$(0.54)	$(0.57)

Orbital Energy Group, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months
(in thousands)	Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,165)	$(16,706)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,295	365
Amortization of intangibles	2,739	1,670
Amortization of note receivable discount	(155)	(142)
Stock-based compensation and expense	8,066	7
Fair value adjustment to liability for stock appreciation rights	2,691	—
Amortization of debt discount	956	—
Gain on extinguishment of debt	(1,677)	—
Non-cash loss on equity method investment in affiliate	—	4,806
(Recovery) provision for bad debt	(22)	8
Deferred income taxes	(8,978)	(1,594)
Inventory reserve	(252)	(17)
Gain on sale of assets	(9)	—
Non-cash unrealized foreign currency gain (loss)	(145)	1,141

Change in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	3,976	749
Inventories	(165)	(792)
Contract assets	(934)	2,343
Prepaid expenses and other current assets	1,390	304
Right of use assets - Operating leases	(5,513)	(283)
Deposits and other assets	4	(991)
Accounts payable	(4,099)	(617)
Operating lease liabilities	5,520	182
Accrued expenses	158	(1,212)
Contract liabilities	(1,450)	1,804
NET CASH USED IN OPERATING ACTIVITIES	(22,769)	(8,975)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition, net of cash received	(21,390)	(2,980)
Purchases of property and equipment	(4,699)	(1,391)
Deposits on financing lease property and equipment	(315)	—
Cash paid for working capital adjustment on Power group disposition	—	(2,804)
Proceeds from sale of property and equipment	56	—
Purchase of other intangible assets	(695)	(5)
Purchase of convertible notes receivable	—	(260)
Purchase of investment	—	(129)
Proceeds from notes receivable	621	—
NET CASH USED IN INVESTING ACTIVITIES	(26,422)	(7,569)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	—	100
Payments on line of credit	(441)	—
Payments on financing lease obligations	(289)	(2)
Proceeds from notes payable	19,400	1,924
Payments on notes payable	(5,582)	(846)
Proceeds from sales of common stock	42,376	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	55,464	1,176

Effect of exchange rate changes on cash	9	(35)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,282	(15,403)
Cash, cash equivalents and restricted cash at beginning of period	4,524	23,351

CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$10,806	$7,948

Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are non-GAAP financial measures and are reconciled in the table below. These non-GAAP financial measures do not represent funds available for management's discretionary use and are not intended to represent cash flow from operations. EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) should not be construed as a substitute for net loss or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with United States generally accepted accounting principles ("GAAP"). EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) exclude components that are significant in understanding and assessing the company's results of operations and cash flows. In addition, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are not terms defined by GAAP and as a result our measure of EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) might not be comparable to similarly titled measures used by other companies. However, EBITDA, Adjusted EBITDA and Adjusted Net Income (loss) are used by management to evaluate, assess and benchmark the company's operational results and the company believes EBITDA, Adjusted EBITDA, and Adjusted Net Income (loss) are relevant and useful information which are often reported and widely used by analysts, investors and other interested parties in the Company's industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance, to provide an additional measure of performance and liquidity and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditure and working capital requirements. Adjusted Net Income (loss) eliminates the amortization expenses associated with intangible assets acquired with Orbital Gas Systems Limited and Orbital Solar Services as well as non-cash expenses associated with impairments, non-cash gains and losses related to the Company's equity method investment in VPS and stock-based compensation, royalties and services during the period.

(in thousands)	For the Three Months Ended		For the Six Months Ended
(Unaudited)	June 30,		June 30,
	2021	2020	2021	2020
EBITDA:
Net loss	$(8,213)	$(9,325)	$(26,165)	$(16,706)
Plus Interest expense	1,096	125	1,832	136
Plus: Income tax expense (benefit)	(8,952)	(1,528)	(8,937)	(3,185)
Plus: Depreciation and amortization	2,287	1,549	4,034	2,035
EBITDA	$(13,782)	$(9,179)	$(29,236)	$(17,720)

Adjusted EBITDA:
Plus: Bad debt	(3)	2	(22)	8
Plus: Stock and stock to be issued for compensation, royalties and services	5,507	4	8,066	7
Plus: Non-cash loss on equity method investment in VPS	—	4,360	—	4,806
Adjusted EBITDA	$(8,278)	$(4,813)	$(21,192)	$(12,899)

Adjusted net income (loss):

Net loss	$(8,213)	$(9,325)	$(26,165)	$(16,706)
Amortization expense of Orbital, Orbital Solar Services and GTS acquisition intangibles	1,232	1,305	2,564	1,556
Plus: Stock and stock to be issued for compensation, royalties and services	5,507	4	8,066	7
Plus: Non-cash loss on equity method investment in VPS	—	4,360	—	4,806
Adjusted net loss	$(1,474)	$(3,656)	$(15,535)	$(10,337)